EXHIBIT 10.2



                             JOINT VENTURE AGREEMENT


                                     BETWEEN


                            KING INTERNATIONAL, INC.


                                       AND


                         DELTA-OMEGA TECHNOLOGIES, LTD.


                                       FOR


                          CHEMICALS & SERVICES PROJECTS

                                TABLE OF CONTENTS

ARTICLE 1        DEFINITIONS
ARTICLE 2        ASSOCIATION OF THE PARTIES
ARTICLE 3        TERM OF THE JOINT VENTURE
ARTICLE 4        PREPARATION AND SUBMITTAL OF THE PROPOSAL
ARTICLE 5        ORGANIZATION OF THE JOINT VENTURE
ARTICLE 6        INTERESTS, RIGHTS, AND RESPONSIBILITIES
ARTICLE 7        COMPENSATION AND PAYMENT
ARTICLE 8        FURNISHING OF MATERIALS AND EQUIPMENT
ARTICLE 9        BONDS, GUARANTEES, AND INSURANCE
ARTICLE 10       LIABILITIES AND INDEMNITIES
ARTICLE 11       CONSEQUENTIAL DAMAGES
ARTICLE 12       WORKING CAPITAL
ARTICLE 13       BANK ACCOUNTS OF THE JOINT VENTURE
ARTICLE 14       ACCOUNTING AND AUDITING
ARTICLE 15       DEFAULT
ARTICLE 16       BANKRUPTCY OF A PARTY
ARTICLE 17       DISTRIBUTIONS
ARTICLE 18       CONFIDENTIAL INFORMATION
ARTICLE 19       RIGHTS IN INFORMATION
ARTICLE 20       TAXES
ARTICLE 21       SUCCESSORS AND ASSIGNS
ARTICLE 22       GOVERNING LAW
ARTICLE 23       DISPUTE RESOLUTION
ARTICLE 24       SEVERABILITY
ARTICLE 25       NON-WAIVER
ARTICLE 26       NOTICES
ARTICLE 27       ENTIRE AGREEMENT


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                             JOINT VENTURE AGREEMENT

This Joint Venture Agreement is entered into effective March 27, 2001 by and between King International, Inc., a company organized under the laws of the State of Delaware, with offices at 8300 Bissonnet, Suite 460, Houston, Texas 77074 ("KII") and Delta-Omega Technologies, Ltd., a company organized under the laws of the State of Colorado, with offices at 119 Ida Road, Broussard, Louisiana 70518 ("DOT"). KII and DOT are referred to herein as "Party" or jointly as the "Parties".

WHEREAS, the Parties intend to develop worldwide markets and clients specifically for Projects that include supply of specialty chemicals and management services; and

WHEREAS, the Parties recognize that DOT possesses management and technical expertise in the supply of specialty chemicals and KII possesses design engineering and project management services which, may meet the needs of Clients on their Projects; and,

WHEREAS, the Parties desire to form a Joint Venture to prepare proposals specifically for the furnishing of chemicals and services for the Projects and upon award of contracts to the Parties, to execute the Projects; and

WHEREAS, the Parties desire to state the mutual rights and obligations of the Parties with respect to said JV and the Projects;

NOW THEREFORE, in consideration of the mutual covenants made herein, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS
-----------------------

1.1 The following terms shall, unless the context otherwise requires, have the meanings designated:

     (a)  "Agreement" means this document.

     (b) "JV" means the Joint Venture formed in accordance with this Agreement, consisting of KII AND DOT, which shall be known as King-Delta Technologies, Inc. ("KDT").

     (c) "Clients" means individuals, organizations, governments, or companies worldwide that are interested in KDT chemicals and services on their Projects.

     (d) "Projects" means any facilities worldwide planned by KDT Clients that involve the supply of specialty chemicals and management services. This includes but is not limited to the following applications:

               o    Oily residues
               o    Hydrocarbon spill response
               o    Hydrocarbon handling improvements
               o    Soil remediation
               o    Oil field cleaning and degreasing
               o    Routine cleaning
               o    Fire fighting
               o    Spent edible oils

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     (e)  "Contracts" means the Contracts to be entered into and between the
          Clients and KDT or, with KDT's approval, any of KII's or DOT's affiliates or subsidiaries or independent representative companies, for completion of the Projects.

     (f) "Proposals" means the proposals to be submitted by KDT, or its representatives, to Clients to secure the awards of Contracts for the Projects.

     (g) "Work" means all work, including supply of chemicals and services that is needed in order to fulfill the requirements of the Contracts.

     (h) "Executive Panel" means the Executive Panel formed pursuant to Article 23 hereof having the powers and duties as provided therein.

     (i) "Management Committee" means the Management Committee formed pursuant to Article 5 hereof having the powers and duties as provided therein.

     (j) "Project Manager" means the person appointed by the Management Committee pursuant to Article 5 herein.

1.2 Terms importing the singular include the plural and vice versa where the context requires.

1.3 The headings used in this Agreement are included for ease of reference only and shall not affect the construction or interpretation hereof.

ARTICLE 2 - ASSOCIATION OF THE PARTIES
--------------------------------------

2.1 The Parties hereby associate themselves as JV partners and constitute between themselves a JV for the purpose of submitting Proposals for Projects, and if Contracts for the Project are awarded to the JV, entering into the Contracts and performing the obligations contained therein. Nothing contained in this Agreement shall create or be interpreted or construed to limit the Parties respective rights to carry on their individual businesses for their own benefit, including the performance of other work for the Clients.

2.2 It is understood and agreed between the Parties that this Agreement extends only to the submittal of Proposals and fulfillment of the Work by the Parties, or their designated representatives, on Contracts.

2.3 The Proposals shall be submitted, and the Contracts, if awarded to the Parties, shall be entered into in the name(s) set forth in paragraph 1.1(e) above. All money, equipment, materials, supplies and other property, acquired by the JV, shall be held jointly by the Parties in such name(s). Except as specifically provided elsewhere herein, the obligations of the Parties under the Proposals and the Contracts shall be joint and several.

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2.4  The Parties affirm and agree that they will pursue the Contracts and participate in the preparation of the Proposals exclusively with each other; provided however that not withstanding the foregoing, each party may exercise its rights and perform its responsibilities under current contracts and contracts being negotiated. Each Party hereby agrees that it will not submit competitive proposals or otherwise seek the award of the Contracts either alone or with third parties without the express written consent of the other Party.

2.5 The Parties will perform Work as an integrated team in accordance with a mutually agreed Project execution plan, which may be modified as approved by the Management Committee. During the execution of the Project, each Party shall adhere to and abide by the terms and conditions of the Contract.

2.6 No Party shall have the authority or right to borrow money on behalf of or in the name of the JV or the other Party, nor shall any Party pledge the credit, assets or receivables of the JV or the other Party, nor shall any Party assume, create or undertake any obligation of any kind, either expressed or implied, on behalf of or in the name of the JV or the other Party without the express, prior written consent of all Parties or, where applicable, third parties.

2.7 The Parties, at a later date, may mutually agree to incorporate KDT. The Parties also agree to capitalize on the existing affiliations and clients of each Party to the benefit of the JV.

ARTICLE 3 - TERM OF THE JV
--------------------------

This Agreement shall automatically terminate and become null and void two calendar years after its effective date. But this Agreement will be renewable yearly upon written agreement of the Parties. Additionally this Agreement shall be null and void upon 90 day written notice by either Party to the other Party. This Agreement will also not be valid for any specific Proposal or Contract should the Parties fail to agree on the terms of that specific Proposal or Contract as provided in Article 4, or if that specific Proposal is rejected by the Client, or is not accepted by the Client within the time specified or any agreed extension thereof, or if the Project is cancelled or awarded to a third party. However, not withstanding the foregoing, KDT's obligations on projects that are not yet complete will continue in effect until completion. At the end of all such obligations, any assets remaining in KDT will be distributed in accordance with the ownership of KDT defined in Article 6.1 herein.

ARTICLE 4 - PREPARATION AND SUBMITTAL OF THE PROPOSALS
------------------------------------------------------

4.1 The Parties agree to work together in good faith to prepare Proposals, which are acceptable to the Parties. The Proposals shall be submitted only with the written approval of all Parties. If the Parties cannot in good faith reach agreement on the terms of any specific Proposal, that Proposal shall not be submitted by the JV. In such event, either Party may submit a proposal for the Work either alone or, in combination with another party. Failure to agree on the terms of the Proposal shall not be subject to arbitration or litigation.

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4.2  The Parties will jointly define and price the scope of Work, and each Party will freely share all information pertinent to the preparation of the Proposals with the other Parties. The Parties will jointly develop and agree upon risk factors, contingencies and profit for the entire Projects, in order to define the commercial basis of the Proposals. All Proposals shall build into the pricing the cost of submitting the proposals and provide for profit margins acceptable to the parties. No proposal shall be submitted that cannot substantially ensure that it can be profitable.

4.3 After the submission of the Proposals to the Clients, no Party shall vary or seek to vary the same without the written consent of the other Parties.

4.4 If any Client accepts the JV's Proposal and awards the Work to the JV, the Parties shall be obligated to enter into good faith contract negotiations with the Client. The Management Committee shall designate a contract negotiating team to represent the Parties in negotiations with the Client. If the Parties are unable in good faith to agree on the terms and conditions of any specific Contract with a Client, any Party may enter into contract negotiations with the Client, either alone, in combination with another party. Failure to agree on the terms of the Contract shall not be subject to arbitration or litigation.

4.5 If a Contract is awarded to the JV, the Parties agree that, either together or through one Party, or through third parties, appropriate corporate guarantees will be furnished for the performance of the Contract, if requested by the Client. If a Contract is awarded to the JV, the Parties agree to furnish or have a third party furnish appropriate corporate guarantees for the performance of the Contract, if requested by the Client.

4.6 Each Party shall individually bear all costs it may incur in preparing the Proposals and securing the award of the Contracts. No reimbursement of any such Proposals and pre-award costs will be made to any Party by the other Party or by the JV unless an award is made and as expressly agreed in writing and signed by an authorized representative of each Party. The Management Committee may, at a later date, fund the on-going business development costs of the JV with the agreement of the Parties.

ARTICLE 5 - ORGANIZATION OF JV
------------------------------

5.1 The management of the JV shall be conducted pursuant to policies established by the Parties acting through a Management Committee. The Management Committee will be comprised of two representatives from each Party and will be chaired on a yearly rotational basis between a KII and DOT representative starting with Oscar Ruiz C. ("Chairman"). Each Party hereby designates the following representatives to serve on the Management
     Committee:

                 Party                     Representative
                 -----                     --------------
                 KII                       Oscar Ruiz C.
                                           Robert J. Hesse
                 DOT                       James V. Janes III
                                           Larry G. Schafran

5.2 Each Party may, at any time, substitute a temporary or permanent alternate representative in place of its above-named representative by serving written notice to the other Parties. Each Party's representative or alternate representative on the Management Committee is hereby granted and shall hereafter possess full power and authority to act for and on behalf of the Party he or she represents.

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5.3  The members of the Management Committee will not be reimbursed by the JV for their salaries or expenses. No representative to the Management Committee shall be individually liable to the JV or to any of the Parties except in the case of gross negligence or intentional misconduct.

5.4 The Management Committee will prepare a business plan, which will include but not be limited to sales, marketing, and financial plans for the JV. It will also prepare a master plan for prioritizing the various phases of implementation of the business plan and of KDT. The Management Committee will establish the procedures for efficiently and effectively evaluating prospective Clients and Projects for pursuit of possible Proposals and Contracts.

5.5 The frequency, time and location of meetings shall be as agreed by the members of the Management Committee from time to time. Meetings of the Management Committee shall not be held unless each Party is represented; however, if a Party's representatives are not available, he meeting shall stand adjourned until the following business day at the same time and place. In the event the unavailable representative is still unable to attend such rescheduled meeting, it shall again be rescheduled to the next business day at the same time and place, at which time the meeting shall proceed regardless of the unavailability of a representative. Meetings of the Management Committee may be held by telephone conference call.

5.6 Each representative on the management committee shall have one vote on matters coming before the Management Committee. It is the intent of the Parties that all actions of the Management Committee be the result of unanimous agreement of the Parties' representatives. However, if the representatives do not reach unanimous agreement on an issue requiring action, the Chairman shall have the responsibility and authority to resolve the matter. In such event, any Party's representative may object to such resolution by submitting the issue to the Executive Panel as provided in
     Article 23 of this Agreement.

5.7 At the beginning of each meeting, the Chairman will appoint one of the members to take down the minutes of the meeting. The proposed minutes will be distributed to the members of the Management Committee as quickly as reasonably possible, but in no event less than one week prior to the next meeting. The minutes will then be discussed and approved with any changes at the next meeting.

5.8 Project Managers shall be appointed by the Management Committee, and shall be charged with the overall responsibility to direct the JV's performance of the Contracts. The Project Managers shall manage and coordinate the execution of the Work and make all day-to-day operational decisions concerning the performance of the Contract in accordance with the principles, rules, policies and decisions of the Management Committee. The Management Committee may, in writing, delegate such of its responsibilities and duties, as it deems appropriate, to the Project Manager.

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5.9  All correspondence between the JV and the Clients and other parties concerning the Projects shall be through or by the Project Managers, unless otherwise directed by the Management Committee.

5.10 The Project Managers shall submit written or oral reports to the Management Committee at such times and such reports will contain such information as may be requested by the Management Committee.

5.11 The JV shall have no employees, although personnel assigned to the Projects shall be under the general direction of the Project Managers. All personnel assigned to the Projects shall remain on the payrolls of the Parties. Each party is acting in the capacity as an independent contractor of the JV and employees of one Party shall not be considered employees of the other party or of the JV under any circumstances. Each party shall be responsible for payment of worker's compensation disability benefits, unemployment insurance, and withholding and/or paying employment related taxes for its employees. The Parties shall not give any direction to or take any other action to divert such assigned personnel from their responsibilities as assigned by the Project Managers. Each Party will provide sufficient numbers of qualified personnel to properly carry out its portion of the Work. In no event shall a Party withdraw any key personnel assigned to the Projects without the approval of the Management Committee. The scope of Work for which each Party shall be responsible on Projects is generally described as follows. The Parties agree that the below split of responsibilities is general in nature, and that a detailed split of responsibilities will be defined by the Management Committee for each Project.

     DOT                                        KII
     ---                                        ---
     Chemicals Supply                           Services Supply
     Process Design Basis                       Basic Engineering
     Chemicals Procedures                       Detailed Engineering Mgmt.
     Chemical Equipment Specifications          Equipment Procurement Mgmt.
     Chemicals Delivery/Commissioning           Construction Mgmt.
     Chemicals Start-up Assistance              Plant Start-up/Operation
     Chemicals Specialist                       Project Management Team
     Chemical Sales Coordination                Project Sales Coordination
     Domestic Sales Coordination                International Sales Coordination

ARTICLE 6 - INTERESTS, RIGHTS, AND RESPONSIBILITIES
---------------------------------------------------

6.1 Except as otherwise specifically provided elsewhere herein, the interests of the Parties in the profits derived from the performance of the Contracts, and in any property and other assets acquired by the JV in connection with the Work, and in any losses and/or liabilities incurred in the performance of the Contract, shall be allocated as follows. The interest in the JV represented by each percentage figure below shall be referred to hereinafter as the Party's "Participating Interest".

                    PARTY                     PERCENT
                    -----                     -------
                    KII                       50%
                    DOT                       50%

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6.2  The Parties agree that in the event any losses arise out of or result from the submission of the Proposals and/or the performance of the Contracts, each Party hereto shall assume and pay the share of such losses that is equal to its Participating Interest. The Parties' liability for losses shall continue as to any claims which may arise at any time against the JV or the Parties in connection with this Agreement or the Contracts, whether before, during or after the performance of the Contracts.

6.3 If for any reason, such as purchase of a bid request document, a Party is required to pay any costs in excess of those required by its Participating Interest which arise out of or are directly connected with the submission of the Proposal and/or the performance of the Contracts, the other Party shall promptly reimburse the overpaying Party, so that each member of the JV will have paid its share of such costs in accordance with its Participating Interest.

6.4 Capital Contributions - at the sole discretion of the Management Committee, the parties may be required to make contributions to the capital of the Company. All contributions shall be in relationship to the Party's Participating Interests ("Capital Call"). No Party shall be required to pay its capital contribution unless the Capital Call provides a reasonable manner of satisfying the individual Party's responsibilities having taken into consideration its present financial circumstances and its anticipated Profit distributions to be received from the JV activities. Nothing contained herein shall preclude the JV from borrowing Working Capital from third party lenders with the approval of the Management Committee. Failure of a party to comply with the terms of a proper Capital Call shall subject that party to the requirements of Article 15 contained hereinafter.

ARTICLE 7 - COMPENSATION AND PAYMENT
------------------------------------

7.1 Cost Recovery - The Parties will recover the actual costs they incur in performing the Work from the JV as stated below. Invoices from the Parties to the JV shall be submitted monthly unless otherwise determined by the Management Committee.

7.2 Direct US Reimbursable Personnel - Each Party shall recover the actual cost of salaries and wages paid to its US home office direct reimbursable personnel in connection with the Work. Such salaries and wages are the hourly base wage or salary amounts actually paid by a Party to its employees, exclusive of any adjustments, such as but not limited to, overtime, bonuses, uplifts for foreign assignments, tax equalization, and subsistence allowances. Any personnel, whether part- or full-time, or permanent or temporary, that are directly assigned to the Projects or doing Work for the Projects shall be considered reimbursable. All other US home office personnel are included in the Overhead Cost markup described in paragraph 7.4 below.

7.3 Payroll Burdens - Each Party shall recover its payroll burdens from the JV at 35% of its billings for its US home office direct reimbursable salaries and wages defined in 7.2. These payroll burdens include all payroll taxes, insurances, employee benefit costs, and other similar costs payable by a Party on behalf of its employees, whether mandated by statute or as part of its established employee benefit program.

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7.4  Overhead Costs - Each Party shall recover its overhead costs from the JV at
     25% of the sum of its billings for its US home office direct reimbursable salaries and wages and payroll burdens as defined in 7.2 and 7.3. These overhead costs include all general corporate and administrative costs, including, but not limited to office and facility rental and related costs, operating costs, non-chargeable management costs, such as services of the executive officers and department heads, general administrative costs, computer support, research and development, non-project accounting and legal services, and other indirect staff, and all other recoverable costs of any kind or character which cannot be considered as falling into any other cost category identified herein.

7.5 Project Non-Labor Costs - Project related non-labor costs that are furnished by the Parties shall be invoiced to the JV at actual cost without markup. Project non-labor costs include all home office computer costs (software, hardware, 2D and 3D CAD, network, etc.) that are directly related to a project and not part of overhead costs.

7.6 Travel and Assignment Costs - Travel and assignment costs will be reimbursed to the Parties in accordance with travel policies established by the Management Committee.

7.7 Chemicals and Equipment - Chemicals, materials, and equipment furnished by the Parties shall be invoiced to the JV at actual cost in accordance with the following:

        Description                                 Pricing
        -----------                                 -------
        Raw Material                                Pass Through at Cost
        Freight to Deliver Raw Materials            Pass Through at Cost
        Blending Charges                            $1.75/gallon
        Packaging and Labeling Costs:
            a.  Pails (any volume)                  $1.50/gallon
            b.  Drums (less than 220 gallons)       $0.40/gallon
            c.  Drums (greater than 220 gallons)    $0.30/gallon
            d.  Bulk (550 gallon tote tank)         $0.25/gallon
            e.  Labels                              $2.00 each
            f.  Pallets                             Freighted Vendor Price + 10%
        Container Costs:
            a.  5 gallon pails                      Freighted Vendor Price + 10%
            b.  55 gallon drums                     Freighted Vendor Price + 10%
            c.  Tote tank rental                    $5.00 per day
        Overhead Costs                              10% of Above Totals
        All products sold                           F.O.B. Broussard, Louisiana

7.8 Subcontracts - Subcontracts for technical services, construction, and other services issued by the Parties shall be invoiced to the JV at actual cost without markup.

7.9 Other Costs - Reproduction costs shall be reimbursed to the Parties in accordance with the Parties' established rates. Long distance telephone and fax shall be reimbursed at actual cost. Costs, other than those specified above, that have been approved or ratified by the Management Committee and incurred in connection with performance of the Contracts, may be invoiced to the JV.

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7.10 Invoice Procedures - Each Party shall invoice the JV in the currency in which the costs were incurred, and shall be paid in that currency unless otherwise determined by the Management Committee. All invoices from the Parties to the JV shall be in accordance with procedures promulgated by the Management Committee, and shall include such supporting documentation as the Management Committee may require.

7.11 Payment and Adjustments - The Management Committee will take all necessary steps to insure that invoices for the Work are prepared and submitted to the Clients in timely fashion and in accordance with the provisions of the Contracts. The Management Committee will further take steps to insure that payments received from the Clients are promptly deposited in the JV bank account and that amounts due to the Parties under this Article 7 are promptly paid. Any adjustment by the Clients to a JV invoice shall be passed through to the Party whose billings necessitated such adjustment.

7.12 Direct Non-US Reimbursable Personnel - Each Party shall recover the actual cost of its non-US home office personnel, including salaries, wages, burdens, overhead, uplift for foreign assignment, and tax equalization for reimbursable personnel in connection with the Work. The Management Committee will agree on such costs on a country-by-country basis as the individual Proposals require.

7.13 Finder's Fee - A finder's fee will be paid to third parties that identify a prospective Client based on the following sliding scale percentage of cumulative payments actually received from that Client unless otherwise approved by the Management Committee.

                     US $ Received                 Finder's Fee
                     -------------                 ------------
                     <$100,000                          3%
              > $100,000 & <$1,000,000                  2%
                     > $ 1,000,000                      1%

ARTICLE 8 - FURNISHING OF MATERIALS AND EQUIPMENT
-------------------------------------------------

8.1 All materials and equipment required to be furnished by the Parties or the JV for the performance of the Projects shall be procured from third parties in accordance with the following principles:

     a. The Management Committee shall promulgate procurement guidelines, directives and procedures for the Work. Where reasonable and practicable, purchase orders and subcontracts shall be awarded on the basis of competitive bids from pre-qualified bidders.

     b. Items which are not being procured on the basis of competitive bids, such as items of a proprietary nature, items which are available from a limited number of qualified suppliers, or items for which timely supply is critical to the proper performance of the Contracts, shall be procured in accordance with specific directives from the Management Committee.

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     c.   Equipment and temporary facilities may be obtained by the JV through purchase or lease as the Management Committee may decide. Such equipment and temporary facilities may be furnished by a Party, provided such items are made available to the JV at fair market value, and the Management Committee reviews and approves the transaction. Unless otherwise agreed by the Management Committee, the Party providing such equipment or temporary facilities shall properly insure such items against loss, and shall include the cost of such insurance in its pricing. Any loss to equipment or temporary facilities provided by a Party shall not be allocated to the Parties in accordance with
          Article 6, unless otherwise agreed in writing by the Management Committee.

ARTICLE 9 - BONDS, GUARANTEES AND INSURANCE
-------------------------------------------

9.1 The JV or a Party or other parties individually, as circumstances may dictate, shall execute such bonds, guarantees, indemnity agreements and other documents (including applications therefor) as may be required in connection with the submission of the Proposals and the performance of the Contracts. The liability of the Parties or parties for obligations arising from such bonds, guarantees and indemnity agreements shall be allocated in accordance with each Party's or party's Participating Interest. Such guarantees may include but not be limited to unit or global process, performance, schedule, and cost. Such bonds may include but not be limited to bid and performance bonds.

9.2 In the event that the JV is unable to obtain any necessary bonds or guarantees, the Management Committee shall designate the Party or parties to establish such bonds or guarantees in the name of the JV. All costs of such bonds or guarantees shall be reimbursable to such Party or parties by the JV.

9.3 The Management Committee shall determine the amount, type and limits of insurance coverage needed to protect the Parties against any risk of loss that will be assumed under the Contracts. If appropriate and beneficial to the JV, the parties shall consider extending their respective insurance programs to the JV for the Projects. The net cost of such insurance shall be paid by the Parties in accordance with their Participating Interest. The policies of insurance obtained shall provide that the insurers shall waive all rights of subrogation against each of the Parties hereto and their officers, employees, representatives, agents, affiliates, parents, subsidiaries, and surety company or companies.

ARTICLE 10 - LIABILITIES AND INDEMNITIES
----------------------------------------

10.1 Except in the case of gross negligence or willful misconduct by a Party, liability for personal injury, death or loss of or damage to property arising from this Agreement or the Contracts shall be shared by the Parties in accordance with the provisions of Article 6.

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10.2 Except in the case of gross negligence or willful misconduct by a Party, or in the case of breach of this Agreement by a Party, it is agreed that no Party shall bring a claim against another Party in connection with this Agreement or the Contracts.

ARTICLE 11 - CONSEQUENTIAL DAMAGES
----------------------------------

Neither Party shall be liable to the other Party hereunder in contract, tort (including negligence), strict liability, warranty, or otherwise, for any special, indirect, incidental, or consequential damages, such as but not limited to loss of product, loss of anticipated revenue or profits, loss of use, non-operation or increased expense of operation of equipment or systems, cost of capital, or cost of purchased or replacement equipment or systems.

ARTICLE 12 - WORKING CAPITAL
----------------------------

The Management Committee shall establish the policy and procedures for planning, controlling and monitoring cash flow for the Projects, and shall determine the amount of funding required to carry out and perform the Contracts and meet any financial obligations, which may arise therefrom. Such funding amounts shall be referred to herein as "Working Capital". If at any time, after 6 months from the effective date of this agreement, in the judgment of the Management Committee, contributions of Working Capital are required from the Parties, the Management Committee shall issue written notices to the Parties stating the sums to be paid to the JV by the Parties, and the date by which such sums are required; provided, however that no such sums shall exceed the expected profits to be distributed to the parties. Unless otherwise provided by the Management Committee, each Party's share of such Working Capital requirements shall be equivalent to its Participating Interest in the JV as set forth in Article 6 hereof. Contributions of Working Capital shall be deposited into the JV bank account(s) to be maintained pursuant to Article 13 hereof.

ARTICLE 13 - BANK ACCOUNTS OF THE JV
------------------------------------

13.1 All contributions of Working Capital made by the Parties and all other funds received by the JV in connection with the performance of the Contracts shall be deposited in an account or accounts in such bank or banks as the Management Committee may designate. The JV bank account(s) shall be in the name of the JV and be maintained separately from any bank accounts now maintained by any of the Parties.

13.2 The Management Committee shall establish procedures for the maintenance of such bank accounts, including designation of those individuals with signatory authority.

ARTICLE 14 - ACCOUNTING AND AUDITING
------------------------------------

14.1 The Management Committee shall cause proper books of account for the JV to be kept relating to the performance of the Contracts and to the operation of the JV. Such books of account shall be structured to provide proper internal control and shall be properly kept in accordance with best business practices.

14.2 The books of account of the JV shall be made available, at reasonable times, for inspection by the representatives of the Parties hereto. The Management Committee may provide for periodic audits of said books of account, and any Party, at its own expense and upon written notice to the Management Committee, shall be entitled to audit said books of account for any reason. The Management Committee may, at its discretion, contract one of the Parties to provide its accounting personnel for the accounting needs of the JV.

14.3 Proper and complete books of account relating to Work performed by each Party pursuant to this Agreement shall be maintained by each Party at its principal place of business, and shall be opened to inspection by any other Party, or its designated representatives, at any reasonable time and at the requesting Party's expense. Said inspection shall not be permitted for items included in any fixed rate, standard charge or percentage multiplier agreed to by the Parties.

ARTICLE 15 - DEFAULT
--------------------

15.1 In the event a Party at any time is in material breach or default under this Agreement, or fails to timely provide its full share of any Working Capital requirements, such Party (the "Defaulting Party") shall be considered in default of this Agreement, and the following shall apply:

     a. Said Defaulting Party's right to receive any distribution of profits of the JV, as provided in this Agreement, shall be and remain suspended until reinstated as provided in paragraph 15.3 below.

     b. The Defaulting Party shall continue to have its representatives attend Management Committee meetings, but such representatives shall have no right to vote or otherwise participate in Management Committee decisions until the Defaulting Party's rights have been reinstated as provided in paragraph 15.3 below. Each of the Parties agree that during any period of suspension of its voting rights, a Defaulting Party shall be deemed to have waived any right to make a claim or object to any action taken by the Management Committee which does not constitute gross negligence in the management of the affairs of the JV.

     c. The non-defaulting Party ("Contributing Party") may, but shall have no obligation to, advance on behalf of the Defaulting Party all or part of the Defaulting Party's delinquent Working Capital contribution. Upon tendering such amounts to the JV, the Contributing Party shall have the right to recover from the Defaulting Party (i) the amount of any Working Capital so advanced, plus (ii) interest on such amount at the prime rate of interest charged from time to time by the Bank of America (but not exceeding the maximum rate of interest allowed by law) accruing from the date of such advance, plus (iii) all costs, expenses and fees (including reasonable attorneys' fees) incurred in connection with any such advance and the recovery thereof.

     d. The Management Committee may elect to have the JV borrow any shortage of Working Capital caused by the Defaulting Party from a third party lender and upon such terms as the Management Committee shall decide. In the event the Management Committee should elect this option, all costs and expenses, including interest, loan fees and attorneys' fees incurred by the JV in obtaining such loan shall be the sole obligation of the Defaulting Party.

     e. In order to secure any advances made by the Contributing Parties in accordance with paragraph 15.1(c) above and any loans obtained by the JV in accordance with paragraph 15.1(d) above, the Parties hereby agree that the Defaulting Party's right in and to any profits from the JV, as provided in this Agreement, shall, upon payment of any such advances by the Contributing Parties or upon receipt of borrowed funds by the JV, be automatically assigned to the Contributing Parties and/or the JV as their interests may appear. The Parties agree that this Agreement shall of itself, without the necessity of further formality or writing, constitute the creation of the assignment in and to all such profits described herein.

15.2 Any advance and/or loan, including all costs and expenses connected therewith, described in paragraph 15.1 above, shall, unless otherwise agreed, be payable by the Defaulting Party upon demand by the Contributing Parties or the JV. Should full repayment of such amounts not be immediately forthcoming upon demand, the Party making the demand may proceed to offset the obligation with payments from assigned profits, proceeds, and other distributions of the JV and/or seek any other remedies provided in this Agreement and at law or in equity.

15.3 The Defaulting Party's right to receive profits of the JV and to vote at Management Committee meetings shall be reinstated upon the occurrence of :

          Payment to the JV and/or the Contributing Party of (i) all actual damages resulting from the default, (ii) all sums advanced by the Contributing Party pursuant to paragraph 15.1(c), (iii) all sums borrowed by the JV pursuant to paragraph 15.1(d), plus (iv) all accrued interest, costs and expenses, in cash or out of the Defaulting Party's interest in and to the profits of the JV.

     Any sums so received shall be first credited to the recovery of accrued interest, costs and expenses incurred in connection with any advance and/or loan and then to reduction of the principal amount of any advance and/or loan. Provided, however, the JV and the Contributing Parties shall have, prior to full reimbursement of all sums, interest, costs and expenses described above, an irrevocable option and the absolute right to exercise the right of assumption described in paragraph 15.4 below.

15.4 Notwithstanding a Defaulting Party's right to reinstatement as provided in Paragraph 15.3 above, at any time and from time to time, the Contributing Parties and/or the JV, so long as the Defaulting Party remains in default, shall have the absolute and unconditional right, to the extent of any advances made and/or loans obtained plus accrued interest thereon and other costs and expenses connected therewith, to assume all right, title and interest to all or a percentage share of the Defaulting Party's Participating Interest in the profits of the JV. The percentage share of that portion of the Defaulting Party's percentage interest in JV profits to be assumed shall be calculated by dividing the advances and/or loans made by the Contributing Parties or JV, together with all costs, expenses and interest accruing thereon to date of assumption, by the sum of all payments of Working Capital made by or on behalf of the Defaulting Party to the JV. Notwithstanding the foregoing, no assumption by the Contributing Parties in accordance with this paragraph 15.4 shall in any way affect the Defaulting Party's share or percentage of liability for additional Working Capital or losses and expenses resulting from performance of the Contracts, or any claim or liability incurred in connection with this Agreement as originally provided in Article 6 of this Agreement.

ARTICLE 16 - BANKRUPTCY OF A PARTY
----------------------------------

If a Party hereto shall dissolve or take advantage of any bankruptcy, reorganization, composition or arrangement statute, then such Party shall be considered a Defaulting Party in accordance with Article 15, and, to the extent permitted by applicable law, shall be subject to the provisions of Article 15.

ARTICLE 17 - DISTRIBUTIONS
--------------------------

17.1 Prior to completion of any Project, the Management Committee may direct the distribution of any funds held by the JV to the extent they exceed the operating requirements of the JV. Distribution shall be in accordance with each Party's Participating Interest, subject to the terms of this Agreement.

17.2 Upon completion of the Project, the liabilities of the JV and any distributions to the Parties shall be settled in the following order of priority.

     1. Payment of all costs incurred by the JV, including payment of claims not secured by insurance and the retention of proper reserves for claims which have either been brought or may be reasonably anticipated by the Management Committee to be brought against the JV or the Parties; then

     2. Establishing reasonable reserves for reasonable contingencies determined to be necessary by the Management Committee; then

     3. Repayment to each Party all sums advanced or contributed to the JV for Working Capital; then

     4. Distribution of profits to the Parties in accordance with each Party's Participating Interest, subject to this Agreement. Any reserve funds retained for claims or other contingencies which are thereafter determined by the Management Committee to no longer be required shall be similarly distributed.

ARTICLE 18 - CONFIDENTIAL INFORMATION
-------------------------------------

18.1 Subject to any applicable requirements of the Contracts, information relating to this JV Agreement the Proposals or the Contracts which is gathered, exchanged, or otherwise obtained by the Parties during the term of this Agreement shall be maintained in confidence and shall not be utilized except in furtherance of this Agreement. Such information will not be disclosed to any third parties or to a Party's own employees except where there is good faith need to know; provided however, that no Party shall be liable for any utilization or disclosure if the information falls into any of the following categories:

     a. Information which at the time of disclosure is or thereafter becomes within the public domain other than by reason of the receiving Party's wrongful act or omission.

     b. Information which prior to disclosure hereunder was already in the receiving Party's possession and was not received from the disclosing Party, either directly or indirectly, under obligation of secrecy.

     b. Information which is disclosed to the receiving Party without restrictions on use or disclosure by a third party who is lawfully in possession thereof and which information is not subject to restrictions on disclosure or use.

     c. Information of material nature that must be disclosed in accordance with Security and Exchange Commission (SEC) regulations.

     For the purposes of this Agreement, specific information disclosed shall not be deemed to be in the public domain or in the prior possession of the disclosing Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the Party.

18.2 The Party receiving confidential or proprietary information shall protect such information utilizing the same procedures it employs to prevent disclosure of its own confidential or proprietary information.

18.3 Nothing herein shall grant to the receiving Party or the JV any rights in, or license to use, any drawings, data, plans, ideas, methods or chemical formulations disclosed pursuant to this Agreement. The Parties' rights in respect thereof shall be subject to all rights of the patent owner and/or licensor.

18.4 A Party shall not be restricted in releasing information in response to a subpoena, court order, or similar legal process, but shall notify the other Parties of the request or order for information before responding to same.

18.5 The confidentiality obligations provided in this Article 18 shall be in effect for a period of five (5) years from the date of this Agreement and shall survive the termination or expiration of this Agreement.

ARTICLE 19 - RIGHTS IN INFORMATION
----------------------------------

Except as otherwise provided herein or in the Contract, engineering documents, drawings, and specifications prepared by a Party as part of the Work shall be the property of the Party preparing same. A Party shall retain all right, title, and interest in its standard drawings and details, designs, specifications, databases, computer software, chemical formulations and any other proprietary property.

ARTICLE 20 - TAXES
------------------

20.1 The Parties will take whatever action is reasonably necessary to maintain the JV's tax status as a partnership, including agreement on any required elections under federal, state or local income tax laws.

20.2 The Management Committee shall take all necessary steps to prepare and file federal and state income tax returns for the JV, and to insure that each Party receives a copy of the final tax return as specified by law. Each Party will be responsible for payment of taxes on income it received from the Projects.

ARTICLE 21 - SUCCESSORS AND ASSIGNS
-----------------------------------

No Party hereto shall sell, assign or in any manner transfer its interest in the JV without first obtaining the consent of the other Parties hereto, which consent may be withheld with or without cause. Subject to the foregoing provision, this Agreement shall inure to the benefit of and be binding upon the Parties, their successors, trustees, assigns, receivers, and legal representatives, but shall not inure to the benefit of any other person, firm or corporation.

ARTICLE 22 - GOVERNING LAW
--------------------------

This Agreement shall be governed by the laws of the State of Texas, U.S.A.

ARTICLE 23 - DISPUTE RESOLUTION
-------------------------------

23.1 The Parties shall attempt in an amicable manner to adjust and settle any disagreement that may arise between them under or in connection with this Agreement. Any controversy or claim arising out of or relating to this Agreement will first be referred in writing to the Management Committee for its decision. In the event any dispute between the Parties is not resolved by the Management Committee, any Party may submit such dispute to a panel (the "Executive Panel") comprised of one senior level executive from each Party. Submittal of the dispute shall be accompanied by designation of the submitting Party's representative on the Executive Panel. The Executive Panel shall convene within thirty (30) days of the submittal at such location as the Parties may agree. The Executive Panel shall hear such dispute at a time, place and under such procedural rules as the panel may specify, and shall resolve the dispute only by unanimous consent of its members, which action shall be binding on the Parties.

23.2 It is the intention of the Parties that the Executive Panel shall resolve disputes without further legal proceedings. However, if the Executive Panel is unable to reach unanimous agreement, any Party may elect to refer the matter in dispute to binding arbitration in accordance with the Rules of the American Arbitration Association, with proceedings to be held in Houston, Texas.

ARTICLE 24 - SEVERABILITY
-------------------------

In the event that any of the provisions, terms and conditions of this Agreement may prove to become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions terms and conditions hereof shall not in any way be affected or impaired.

ARTICLE 25 - NON-WAIVER
-----------------------

The failure on the part of any Party hereto, at any time, to require strict performance and/or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by any Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver or any subsequent breach thereof or any other obligation, term, provision or condition.

ARTICLE 26 - NOTICES
--------------------

Any notice required or permitted, to be given under this Agreement shall be deemed duly served if duly sent by registered mail, personal delivery, or other means whereby receipt is recorded to the following address:


To KII:           King International, Inc.         Tel:    713-995-1672
                  8300 Bissonnet, Suite 460        Fax:    713-995-1675
                  Houston, Texas 77074             E-mail: king@raking.com
                  Attention: Johanna A. A. King

To DOT:           Delta-Omega Technologies, Ltd.   Tel:    337-837-3011
                  119 Ida Road                     Fax:    337-837-3037
                  Broussard, Louisiana 70518       E-mail: marianb@bellsouth.net
                  Attention: Marian A. Bourque

With copies to:   Roger V. Davidson, Esq.
                  Ballard Spahr Andrews & Ingersoll, LLP
                  1225 17th Street, Suite 2300
                  Denver, CO  80202-5596
                  Telephone:  (303) 299-7307
                  Fax: (303) 296-3956
                  e-mail: rdavidson@ballardsphar.com


ARTICLE 27 - ENTIRE AGREEMENT
-----------------------------

This Agreement constitutes the entire understanding and Agreement between the Parties with respect to the subject manner hereof and supersedes all prior or contemporaneous representations, understandings or agreements of any kind, whether verbal or written. This Agreement shall not be modified except by written amendment duly executed by authorized representatives of the Parties.

      -------------------------------------------------------------------

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives effective the date first written above.


KING INTERNATIONAL, INC.                DELTA-OMEGA TECHNOLOGIES, LTD.


By:  _____________________________      By:  _____________________________
     Johanna A. A. King                      Larry G. Schafran
     President & CEO                         Chairman & Co-CEO

                                        By:  ______________________________
                                             James V. Janes III
                                             President & Co-CEO




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